Exhibit 10.13
SONDER HOLDINGS INC.
STOCK OPTION PLAN
DATED FEBRUARY 25, 2015,
AS AMENDED AND RESTATED ON FEBRUARY 24, 2016
AND AS FURTHER AMENDED AND RESTATED ON MARCH 14, 2017
AND AS FURTHER AMENDED AND RESTATED ON MARCH 9, 2018
AND AS FURTHER AMENDED AND RESTATED ON SEPTEMBER 26, 2018
AND AS FURTHER AMENDED AND RESTATED ON MAY 5, 2019
AND AS FURTHER AMENDED AND RESTATED ON NOVEMBER 15, 2019
AND AS FURTHER AMENDED AND RESTATED DECEMBER 17, 2019
ARTICLE 1
PURPOSE
1.1Purpose of this Plan
The purpose of this Plan is to assist the Corporation in attracting, retaining and motivating key employees, officers, directors and consultants of the Corporation or of a Related Entity by granting to them options to purchase Common Shares in the capital of the Corporation.
ARTICLE 2
INTERPRETATION
2.1Definitions
When used herein, unless the context otherwise requires, the following terms have the following meanings, respectively:
“10% Stockholder” has the meaning set forth in Section 4.12 of this Plan;
“Applicable Withholdings and Deductions” has the meaning set forth in Section 6.3 of this Plan;
“Board” means the board of directors of the Corporation;
“Cause” means, in addition to such meaning as shall have been or shall hereafter be ascribed to such term, the term “serious reason” or such similar terms from time to time by any employment agreement or other material agreement between the Participant and the Corporation or a Related Entity, or by applicable jurisprudence or law: (i) a failure or refusal by the Participant to perform his or her customary duties or services for the Corporation or any Related Entity without lawful justification after being provided with ten (10) business days’ notice from the Corporation and an opportunity to cure such failure to perform, in a manner satisfactory to the Corporation or any Related Entity; (ii) the Participant’s conviction for a criminal act or other indictable offence pursuant to the provisions of the Criminal Code or of any other criminal or penal statute of any jurisdiction which the Corporation or any Related Entity reasonably determines may have an adverse effect upon the reputation or good will of the Corporation or any Related Entity or on the performance of the Participant’s duties, the commission by the Participant of any indictable or criminal offence or act which denotes moral turpitude, whether relating or not to the course of employment; (iii) a breach by the Participant of, or his or her failure or refusal to perform, in any material respect, any of his or her obligations under any employment agreement, employee invention and confidentiality agreement or such other material written agreement between Participant and the Corporation or any Related Entity; (iv) lacking in adequate capacity or qualification to fulfil the Participant’s employment functions; (v) habitual inability to carry out functions of employment due to alcohol or drug related causes; (vi) any breach of any non-compete or non-solicitation covenant of the Participant; (vii) or any dishonest or fraudulent act relating directly or indirectly to the course of employment;
“Code” has the meaning set forth in Section 4.12 of this Plan;
“Committee” has the meaning set forth in Section 3.2 of this Plan;
“Common Share” means a share of common stock of the Corporation, as adjusted in accordance with Sections 5.2 of this Plan;
“Consultant Participant” means a Person who is a “consultant” or “advisor” to the Corporation or a Related Entity, who is not an Employee Participant, nor a Director Participant nor an Executive Participant, and that:
(a)is engaged to provide services on a bona fide basis to the Corporation or a Related Entity, other than services provided in relation to a distribution of securities of the Corporation or a Related Entity;
(b)provides the services under a written agreement with the Corporation or a Related Entity; and
(c)spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Related Entity;
and includes (i) for an individual consultant or advisor, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual is an employee or partner, and (ii) for a consultant or advisor that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Related Entity;
“Convertible Securities” means any share, right, unit, option, warrant or any other security, including, without limitation, any debenture, note or any other instrument or agreement evidencing indebtedness of the Corporation, which may be converted, exchanged into or exercised for shares of the Corporation or which carries a right to acquire shares in the share capital of the Corporation;
“Corporation” means Sonder Holdings Inc., and any successor thereto;
“Date of Grant” means, for any Option, the date upon which the resolution granting the Option is adopted by the Plan Administrator, unless such other date is specified by the Plan Administrator in such resolution granting the Option (provided further, however, that such date shall not be prior to the date of the resolution granting the Option);
“Director” means a member of the Board or the board of directors of a Related Entity;
“Director Participant” means a Director, who is not an officer or employee of the Corporation or of a Related Entity, and includes a Director Participant’s Permitted Assigns;
“Disability” and “Disabled” means the circumstance whereby the Optionee is permanently or substantially incapacitated so as to be prevented from properly and continuously performing in full his/her duties to the Corporation for a substantially continuous period of four months or more or for a cumulative six-month period in any consecutive 12-month period;
“Disqualifying Disposition” has the meaning set forth in Section 4.12 of this Plan;
“Employee Participant” means a current employee (other than an Executive Participant or Consultant Participant) of the Corporation or of a Related Entity and includes an Employee Participant’s Permitted Assigns;
“Escrow Agent” means the Chief Executive Officer of the Corporation as that position is filled from time to time or such other Person (including any officer of the Corporation) as may be designated from time to time by the Plan Administrator and who agrees to act as Escrow Agent;
“ESOP Trust” means a trust constituted pursuant to the terms of an ESOP Trust Agreement;
“ESOP Trust Agreement” means an agreement in the a form acceptable to the Plan Administrator, creating an ESOP Trust pursuant to which the Option Shares issued to an Optionee after the exercise of their Options are deposited with an ESOP Trustee in whose name the Common Shares are registered, but pursuant to which the Participant retains beneficial ownership;
“ESOP Trustee” means a trustee of an ESOP Trust;
“Exchange” means the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the main market of the London

Stock Exchange, and any other exchange of international repute on which the Common Shares are or may be listed from time to time;
“Executive Participant” means an officer of the Corporation or of a Related Entity and includes an Executive Participant’s Permitted Assigns;
“Exercise Notice” means the subscription form and undertaking in writing, in the form set out in Schedule B-1 or B-2, as applicable, as amended by the Corporation from time to time, signed by an Optionee and stating the Optionee’s intention to exercise a particular Option;
“Exercise Period” means the period of time (commencing at the Vesting Commencement Date) during which an Option granted under this Plan may be exercised in accordance with this Plan;
“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;
“Fair Market Value” means the fair market value of the security, as determined in good faith by the Plan Administrator, based on advice received from the Corporation’s auditors or professional valuators, as the case may be; provided that with respect to Common Shares that are listed and posted for trading on an Exchange, the Fair Market Value will be the Market Price.
“Fully Diluted Basis” means in reference to a number of Common Shares, a number calculated taking into account all of the issued and outstanding voting and participating shares of the share capital of the Corporation and the conversion, exercise or exchange of all Convertible Securities into such shares based on the applicable conversion, exchange or exercise rate, including any warrants and any options granted by the Corporation (including those options available for issuance under the Plan);
“Good Reasons” means the termination by the Executive Participant of his employment if there is: (a) a material reduction by the Corporation in his salary or remuneration (other than a proportional decrease applicable to all Executive Participants); (b) the failure of the Corporation to pay the Executive Participant any portion of his salary or remuneration at the time such payment is due, which breach is not cured within 30 days after such Executive Participant provides written notice to the Corporation thereof; or (c) a material unilateral reduction in the responsibilities or duties of such Executive Participant;
“Individual Optionee” means an Optionee who is an individual or a Person who is a Permitted Assign of such Optionee, as the case may be;
“Initial Public Offering” means any initial public offering of Common Shares or any reverse takeover transaction under a receipted prospectus, filing statement or other similar document filed under applicable securities laws pursuant to which Common

Shares are offered for sale and sold to the public, listed on an Exchange, are quoted on the Nasdaq national market system or any combination thereof;
“ISOs” has the meaning set forth in Section 4.12 of this Plan;
“Liquidity Event” means:
(a)an event, in one transaction or a series of transactions, including any amalgamation, arrangement, merger, consolidation, tender offer, exchange offer, share acquisition, binding share exchange, business combination, recapitalization or similar transaction, which results in one Person, together with any Related Entities of such Person, acquiring beneficial ownership, directly or indirectly, or exercising direction or control, over more than 50% of the combined voting power attached to all of the Corporation’s outstanding Securities;
(b)a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation except where such sale, lease, transfer or other disposition is to a Related Entity of the Corporation;
(c)the adoption by the Corporation of a plan of liquidation providing for the distribution of all or substantially all of the Corporation’s assets; or
(d)a “Deemed Liquidation Event” under the terms of the articles of amalgamation of the Corporation, as amended from time to time to the extent not already covered by the definitions set forth above;
provided however, unless otherwise determined by the Plan Administrator, that the following events shall not constitute a Liquidity Event: (i) an amalgamation, merger or consolidation of the Corporation with or into a Related Entity of the Corporation; (ii) a transaction undertaken solely for the purpose of changing the Corporation’s place of domicile or jurisdiction of incorporation; (iii) an equity financing of the Corporation; (iv) an Initial Public Offering; or (v) a transaction undertaken solely to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction, provided that this subsection (v) will not apply to Options granted prior to the Series D Restatement Date in any circumstance in which it would have an adverse effect with respect to such Options, unless the applicable Optionee provides written consent;
“Market Price” at any date in respect of the Common Shares shall, in the event the shares are listed and posted for trading on an Exchange, and subject to the rules of the Exchange, be the closing price of such Common Shares on the Exchange (and if listed on more than one Exchange, then the highest of such closing prices) on the last Business Day prior to the Date of Grant (or, if such Common Shares are not then listed and posted for trading on the Exchange, on such Exchange in Canada on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Plan

Administrator). In the event that such Common Shares did not trade on such Business Day, and subject to the rules of the Exchange, the Market Price shall be the average of the bid and asked prices in respect of such Common Shares at the close of trading on such date;
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;
“Notice of Grant” means the form of notice of grant in writing, in the form set out in Schedule A, signed by Corporation stating the intention to grant Options to the Optionee;
“Notice of Net Exercise” means the subscription form and undertaking in writing, in the form set out in Schedule B-2, as amended by the Corporation from time to time;
“Notice of Restricted Share Exercise and Restricted Stock Agreement” means the subscription form, undertaking and restricted stock agreement made in writing, in the form as may be determined by the Plan Administrator;
“Notice of Surrender of Vested Options” means the form of surrender of the vested Options in writing, in the form set out in Schedule D, permitting the Optionee to exercise the vested Options without payment;
“Option” means a right to purchase Common Shares under this Plan that is non-assignable and non-transferable other than to a Permitted Assign or unless otherwise approved by the Plan Administrator;
“Option Agreement ” means a signed, written agreement between an Optionee and the Corporation, in the form attached as Schedule C, subject to any amendments or additions thereto as may, in the discretion of the Plan Administrator, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan;
“Optionee” means a Participant who has been granted one or more Options;
“Option Shares” means Common Shares that will be issued by the Corporation upon the exercise of outstanding Options;
“Participant” means an Employee Participant, a Director Participant, an Executive Participant or a Consultant Participant;
“Permitted Assign” has the meaning assigned to the term “permitted assign” in Section 2.22 of NI 45-106 other than RRSPs, RRIFs and TFSAs;
“Person” includes an individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, agency and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

“Plan” means this Stock Option Plan as set out herein and as amended from time to time in accordance with the provisions hereof;
“Plan Administrator” means the Board or, if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;
“Related Corporations” has the meaning set forth in Section 4.12 of this Plan;
“Related Entity” has the meaning assigned to the term “related entity” in Section 2.22 of NI 45-106;
“Repurchase Notice” means the notice to an Optionee in the form as may be determined by the Plan Administrator, that the Corporation is exercising its Repurchase Right with respect to any Unvested Option Shares held by the Optionee;
“Repurchase Price” means, with respect to Unvested Option Shares being repurchased pursuant to the Corporation’s Repurchase Right, the lower of (i) the aggregate Exercise Price of the applicable Unvested Option Shares or (ii) the aggregate Fair Market Value of the Common Shares that constitute the applicable Unvested Option Shares, calculated as of the close of business on the day before the applicable Repurchase Notice is sent to the Optionee by the Corporation;
“Repurchase Right” means the right of the Corporation, for a period following the date an Optionee ceases to be a Participant and set forth in the applicable Restricted Stock Purchase Agreement, to repurchase at the Repurchase Price, any Option Shares held by such Participant which are qualified as Unvested Option Shares;
“Restricted Share Exercise” means an Optionee’s exercise of an Option with respect to Common Shares that have not vested in accordance with the terms of this Plan and the applicable Notice of Grant;
“Restricted Stock Purchase Agreement” means a signed, written agreement between an Optionee who undertakes a Restricted Share Exercise and the Corporation, in a form as may be determined by the Plan Administrator, evidencing the terms and conditions on which the Corporation may exercise its Repurchase Right with respect to any Unvested Option Shares then held by a Participant;
“Retirement” means retirement from active employment with the Corporation or a Related Entity at or after age 65 or, with the consent for purposes of this Plan of such officer of the Corporation as may be designated by the Plan Administrator, at or after such earlier age and upon the completion of such years of service as the Plan Administrator may specify;
“Security” has the meaning assigned to the term “security” in the Securities Act (Québec), and “Securities” has a corresponding meaning;

“Series D Restatement Date” means May 5th, 2019, the date this Plan was amended and restated by the Board in the context of the Corporation’s Series D financing;
“Termination Date” means:
(a)in the case of an Employee Participant or Executive Participant whose employment or term of office, as the case may be, with the Corporation or a Related Entity terminates in the circumstances set out in Section 4.7(b) or Section 4.7(c), the later of: (i) the date that is the last day of any statutory notice period applicable to the Optionee pursuant to applicable employment standards legislation; and (ii) the date that is designated by the Corporation or a Related Entity, as the case may be, as the last day of the Optionee’s employment or term of office with the Corporation or the Related Entity, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Optionee, such date shall not be earlier than the date upon which a notice of resignation was given, and “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or the Related Entity (as the case may be) may be required at law or under the terms of an employment agreement to provide to the Optionee expires;
(b)in the case of a Director Participant who ceases to hold office in the circumstances set out in Section 4.7(d), the date upon which the Optionee ceases to hold office; or
(c)in the case of a Consultant Participant whose consulting agreement or arrangement with the Corporation or a Related Entity, as the case may be, terminates in the circumstances set out in Section 4.7(e) or Section 4.7(f), the date that is designated by the Corporation or the Related Entity, as the case may be, as the date on which the Optionee’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Optionee of the Optionee’s consulting agreement or arrangement, such date shall not be earlier than the date notice of voluntary termination was given, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or the Related Entity (as the case may be) may be required to provide to the Optionee under the terms of the consulting agreement or arrangement expires;
“Unvested Option Shares” means the Option Shares issued pursuant to a Restricted Share Exercise which, as of any relevant date, have not yet vested in accordance with the terms of this Plan and the applicable Notice of Grant.
“Vesting Commencement Date” means, for any Option, the date for vesting of such Option to commence, as specified by the Plan Administrator at the time it grants such Option, or, if no such date is specified, the Date of Grant.

2.2Interpretation
(a)This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.
(b)Whenever the Plan Administrator is to exercise discretion in the administration of the terms and conditions of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.
(c)As used herein, the terms “Article”, “Section” and “Schedule” mean and refer to the specified Article, Section and Schedule of this Plan, respectively.
(d)Where the word “including” or “includes” is used in this Plan, it means “including (or includes) without limitation”.
(e)Words importing the singular include the plural and vice versa and words importing any gender include any other gender.
(f)Unless otherwise specified, all references to money amounts are to Canadian currency.
ARTICLE 3
PLAN ADMINISTRATION
3.1Plan Administration
This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:
(a)determine the individuals and entities (from among the Participants) to whom Options may be granted;
(b)grant Options in such amounts and, subject to the provisions of this Plan, on such terms and conditions as it determines including:
(i)the time or times at which Options may be granted;
(ii)the Exercise Price;
(iii)the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;
(iv)whether restrictions or limitations are to be imposed on the Option Shares and the nature of such restrictions or limitations, if any;

(v)any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Plan Administrator may determine;
(vi)to cancel, amend, adjust or otherwise change any Option under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan; and
(vii)the Vesting Commencement Date;
(c)to waive any Repurchase Right, in whole or in part, with respect to Unvested Option Shares;
(d)interpret this Plan and adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan; and
(e)make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.
The Plan Administrator’s determinations and actions within its authority under this Plan are conclusive and binding on the Corporation and all other persons.
3.2Delegation of Plan Administration
(a)The initial Plan Administrator shall be the Board.
(b)To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan. In such event, the Committee will exercise the powers delegated to it by the Board in the manner and on the terms authorized by the Board. Any decision made or action taken by the Committee arising out of or in connection with the administration or interpretation of this Plan in this context shall be made as Plan Administrator and is final and conclusive.
(c)The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation or a Related Entity as the Plan Administrator determines.
3.3Eligibility
All Employee Participants, Director Participants, Executive Participants and Consultant Participants are eligible to participate in this Plan, subject to Sections 4.6(b) and 4.7(h). Eligibility to participate does not confer upon any Participant any right to be granted Options pursuant to this Plan. The extent to which any Participant is entitled to be granted Options pursuant to this Plan will be determined in the discretion of the Plan Administrator.

3.4Total Common Shares Subject to Options
(a)The aggregate number of Common Shares that may be issued pursuant to the exercise of Options, will be equal to 23,839,580. No Option may be granted if such grant would have the effect of causing the total number of Common Shares subject to Options to exceed the above-noted total number of Common Shares reserved for issuance pursuant to the exercise of Options. In no event shall the total number of Common Shares issued (counting each reissuance of a Common Share that was previously issued and then forfeited or repurchased by the Corporation as a separate issuance) under the Plan upon exercise of ISOs exceed 47,679,160 Common Shares (adjusted in proportion to any adjustments under Sections 5.2 of this Plan) over the term of the Plan (the “ISO Limit”).
(b)To the extent Options terminate for any reason prior to exercise in full or are cancelled, or Unvested Option Shares are repurchased by the Corporation in connection with a Repurchase Right, the Common Shares subject to such Options or repurchased pursuant to the Corporation’s Repurchase Right shall be added back to the number of Common Shares reserved for issuance under this Plan and such Common Shares will again become available for grant under this Plan. In addition, any Common Shares which are retained by the Corporation upon exercise of an Option in order to satisfy the exercise or purchase price for such Option or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Common Shares repurchased by the Corporation pursuant to any repurchase right which the Corporation may have shall be available for future grant under the Plan.
(c)Subject to applicable law and any shareholder or other approvals which may be required, the Plan Administrator may in its discretion amend the Plan to increase the number of Common Shares reserved for issuance without any notice to Participants.
3.5Notice of Grant
(a)All grants of Options under this Plan will be evidenced by the Notice of Grant (as set forth in Schedule A). Such Notice of Grant will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. The Plan Administrator shall authorize and empower any director or officer of the Corporation to execute and deliver, for and on behalf of the Corporation, a Notice of Grant to each Optionee.
(b)Each grant of Options is effective as of the Date of Grant subject to the resolutory condition that each Optionee execute, or otherwise consent, to the terms of the Notice of Grant evidencing the terms of such Options referenced in Section 3.5(a).

3.6Non-Transferability
Subject to Section 4.6 and the rules and policies of any stock exchange on which the Common Shares are listed, if applicable, and applicable law, Options granted under this Plan may only be exercised by the Individual Optionee personally during the Optionee’s lifetime. Except to the extent permitted by the Plan Administrator, no assignment or transfer of Options, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Options will terminate and be of no further force or effect. If the Plan Administrator makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended and/or (iv) Division 4 of NI 45-106. If an Individual Optionee (the “Original Optionee”) has transferred Options to a corporation pursuant to this Section 3.6 when such transfer is permitted by the Plan Administrator and such applicable rules, policies and law, such Options will terminate and be of no further force or effect if at any time the Original Optionee should cease to own all of the issued shares of such corporation.
ARTICLE 4
GRANT OF OPTIONS
4.1Grant of Options
The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. Such Options granted to the Participant shall be described in the Notice of Grant.
4.2Exercise Price
(a)Prior to an Initial Public Offering, the Exercise Price per Option Share purchasable under an Option shall be the price as determined by the Plan Administrator and set forth in the Notice of Grant issued in respect of such Option.
(b)After an Initial Public Offering, the Plan Administrator will establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the Market Price of the Corporation’s Common Shares calculated as of the Date of Grant. Notwithstanding anything else contained in this Plan, in no case will the Market Price be less than the minimum prescribed by each of the organized trading facilities as would apply to the Date of Grant in question.
4.3Term of Options
Subject to any accelerated termination as set forth in this Plan, each Option, unless otherwise specified by the Plan Administrator, expires on the tenth (10th) anniversary of the Date of Grant, provided that in no event will the Exercise Period of an Option exceed ten years from the Date of Grant.

4.4Exercise Period
(a)An Option may be exercisable within the time or upon the events determined by the Plan Administrator and set forth in the Notice of Grant governing such Option and may, in the sole discretion of the Plan Administrator, be awarded as immediately exercisable pursuant to a Restricted Share Exercise, subject to a Repurchase Right pursuant to terms specified by the Plan Administrator, or may be exercisable within the times or upon the events determined by the Plan Administrator as set forth in the Notice of Grant governing such Option.
(b)Unless otherwise specified by the Plan Administrator at the time of granting an Option and except as otherwise provided in this Plan, each Option will vest and be exercisable as follows, subject to the Optionee’s continued service as a Participant through the applicable vesting date:

Percentage or Fraction of the Total Number of Option Shares that may be Purchased	Vesting Date

1/4	On the date that is twelve (12) months following the Vesting Commencement Date (“First Vesting Date”).

1/48	On the last day of each month starting in the month following the month of the First Vesting Date.
(c)Once an Option becomes exercisable pursuant to its terms, it shall be exercisable until expiration or termination of the Option as provided for in this Plan and the applicable Notice of Grant, subject to Section 4.9. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right, including those as set forth in Sections 4.9 and 5.3, to accelerate the vesting of any Option or Unvested Option Shares.
(d)Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation, provided that Options exercised pursuant to a Restricted Share Exercise shall also require delivery of a fully completed Restricted Stock Purchase Agreement.
4.5Payment of Exercise Price
(a)Unless otherwise specified by the Plan Administrator at the time of granting an Option, the applicable Exercise Notice shall be accompanied by payment in full of the purchase price for the Option Shares to be purchased. The Exercise Price shall be fully paid in cash, by wire transfer, certified cheque, bank draft or money order payable to the Corporation, or by such other means as might be specified from time to time by the Plan Administrator, including, if set forth in an Optionee’s Notice of Grant, through use of a promissory note and security agreement in forms approved by the Plan Administrator, except that in the case of a Notice of Net Exercise (which may only be delivered by Participants who have not received Options granted as ISOs prior to September 26, 2018), the Participant shall surrender the Option in consideration for a number of Common Shares with an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Common Shares underlying the Option over the Exercise Price. No Common Shares shall be issued or transferred until full payment therefor has been received by the Corporation. Until the occurrence of a Liquidity Event or Initial Public Offering, any certificate or certificates representing the acquired Common Shares shall be held on behalf of the Optionee, (i) by the Corporation, with the Corporation’s corporate records, (ii) in escrow by the Escrow Agent (as such term is defined in the Option Agreement) in accordance with the terms of the Option Agreement, or (iii) in trust by an ESOP Trustee in accordance with the terms of an ESOP Trust Agreement. Subject to compliance with applicable law, provided that a public market for the Common Shares exists, payment in full or in part of the Exercise Price for the Option Shares may be paid by exercising through a “same day sale” commitment from the Optionee and a broker-dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased sufficient to pay the total Exercise Price, and whereby the broker-dealer irrevocably commits upon receipt of such Common Shares to forward the total Exercise Price directly to the Corporation.
(b)The Corporation shall, with respect to each Notice of Net Exercise received, elect to renounce its right to claim an amount as a deductible expense for tax purposes.
(c)The Plan Administrator may, at any time, grant the Optionee the right to cause the Corporation to accept the surrender of vested Options held by the Optionee in consideration for a cash payment. To surrender those Options, the Optionee shall send a notice (in the form set out in Schedule D) requesting that the Corporation terminate the vested Options held by the Optionee in exchange for a cash payment to the Optionee for an amount equal to the excess of the Fair Market Value of the Common Shares underlying those vested Options over the aggregate Exercise Price. The Corporation shall elect to renounce its right to claim the cash payment as a deductible expense for tax purposes.
4.6Retirement, Death or Disability of Optionee
Subject to Section 4.8 or unless otherwise specified by the Plan Administrator at the time of granting an Option, if an Individual Optionee dies or becomes Disabled while an employee, director or officer of the Corporation or a Related Entity or if the employment or term of office of the Individual Optionee with the Corporation or a Related Entity terminates due to Retirement:
(a)the executor or administrator of the Individual Optionee’s estate or the Individual Optionee, as the case may be, may exercise any Options of the Individual Optionee that have vested as at the Termination Date to the extent that the Options have vested as at the date of such death, Disability or Retirement and the right to exercise such Options terminates on the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is six (6) months after the Individual Optionee’s death, Disability or Retirement;
(b)the Individual Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date of the Individual Optionee’s death, Disability or Retirement, as the case may be; and
(c)Section 4.6 will apply to a Permitted Assign as if it applied to a Participant.
4.7Termination of Employment or Services
Subject to Section 4.8 or unless otherwise specified by the Plan Administrator at the time of granting an Option:
(a)where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office with the Corporation or a Related Entity ceases by reason of the Individual Optionee’s death, Disability or Retirement, then the provisions of Section 4.6 will apply;
(b)where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office is terminated i) by the Corporation or a Related Entity without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice) or ii) for Good Reasons, then any Options held by the Individual Optionee that have vested as at the Termination Date continue to be exercisable by the Individual Optionee until the earlier of: (A) the date on which the Exercise Period of the particular Option expires; or (B) the date that is three (3) months after the Termination Date. Any Options held by the Individual Optionee that have not vested as at the Termination Date immediately expire and are cancelled on the Termination Date;
(c)where, in the case of an Employee Participant or Executive Participant, an Individual Optionee’s employment or term of office terminates by reason of: (i) termination by the Corporation or a Related Entity for Cause, then any Options held by the Individual Optionee, whether or not they have vested as at the Termination Date, immediately expire and are cancelled on the Termination Date, and (ii) voluntarily resignation by the Individual Optionee, then any Options held by the Optionee that have vested as at the Termination Date continue to be exercisable by the Optionee until the earlier of: (A) the date on which the Exercise Period of the particular Option expires; or (B) the date that is 30 days after the Termination Date; and any Options held by the Optionee that have not vested as at the Termination Date immediately expire and are cancelled on the Termination Date;
(d)where, in the case of a Director Participant ceases to hold office, then any Options held by the Individual Optionee that have vested as at the Termination Date continue to be exercisable by the Individual Optionee until the earlier of: (i) the date on which the Exercise Period of the particular Option expires; or (ii) the date that is three (3) months after the Termination Date. Any Options held by the Individual Optionee that have not vested as at the Termination Date, immediately expire and are cancelled on the Termination Date;
(e)where, in the case of a Consultant Participant, an Optionee’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or a Related Entity for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement); or (ii) the death of the Individual Optionee, or (iii) voluntary termination by the Optionee in compliance with the termination provisions contained in the Optionee’s consulting agreement, then any Options held by the Optionee that have vested as at the Termination Date, or at the date of the death of the Individual Optionee, as the case may be, continue to be exercisable by the Optionee until the earlier of: (A) the date on which the Exercise Period of the particular Option expires; or (B) the date that is three (3) months after the Termination Date. Any Options held by the Optionee that have not vested as at the Termination Date, or at the date of the death of the Individual Optionee, as the case may be, immediately expire and are cancelled on the Termination Date;
(f)where, in the case of a Consultant Participant, an Optionee’s consulting agreement or arrangement terminates by reason of Disability of the Individual Optionee, then any Options held by the Optionee that have vested as of the date of the Disability of the Individual Optionee continue to be exercisable by the Optionee until the earlier of: (A) the date on which the Exercise Period of the particular Option expires; or (B) the date that is six (6) months after the date of Disability. Any Options held by the Optionee that have not vested as of the date of Disability of the Individual Optionee immediately expire and are cancelled on the date of Disability;
(g)where, in the case of a Consultant Participant, an Optionee’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or a Related Entity for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in Optionee’s consulting agreement or arrangement); or (ii) voluntary termination by the Optionee (if such termination is not effected in compliance with any termination provisions contained in the Optionee’s consulting agreement or arrangement), then any Options held by the Optionee, whether or not such Options have vested as at the Termination Date, immediately expire and are cancelled on the date that is thirty (30) days after the Termination Date;
(h)an Optionee’s eligibility to receive further grants of Options under this Plan ceases as of the date that the Corporation or a Related Entity, as the case may be, provides the Optionee with written notification that the Optionee’s employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.
(i)Notwithstanding Sections 4.7(b), 4.7(d), 4.7(e) and 4.7(f), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options are not affected by a change of employment or consulting arrangement within or among the Corporation or a Related Entity for so long as such Optionee remains a Participant regardless as to whether there is a change in such Optionee’s Participant category. Unless the Plan Administrator, in its discretion, otherwise determines, any terms of this Plan particular to a given Participant category shall apply to an Optionee who has changed Participant category based on the Participant category applicable to such Optionee at the moment the facts or actions giving rise to the application of such provision of the Plan occurred.
(j)Section 4.7 shall apply to a Permitted Assign as if it was applied to a Participant.
4.8Discretion to Permit Exercise
Notwithstanding the provisions of Sections 4.6 and 4.7, the Plan Administrator may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Plan Administrator, provided that the Plan Administrator will not, in any case, authorize the exercise of an Option pursuant to this Section 4.8 beyond the expiration of the Exercise Period of the particular Option.
4.9Liquidity Event
Notwithstanding anything else in this Plan or any Option Agreement, the Plan Administrator may, in connection with a Liquidity Event, in its discretion, and without the consent of any Optionee:
(a)take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding Options or Unvested Option Shares into or for options, rights or other securities of substantially equivalent value (or greater value), as determined by the Plan Administrator, in its discretion, in any entity participating in or resulting from such Liquidity Event; and/or
(b)accelerate the vesting of any or all outstanding Options or Unvested Option Shares to provide that such outstanding Options or Unvested Option Shares will be fully vested (and with respect to Options, exercisable) contemporaneously with the completion of the transaction resulting in the Liquidity Event, provided that the Plan Administrator shall not, in any case, authorize the exercise of Options pursuant to this section beyond the expiry date of the Options. If any of such Options are not exercised contemporaneously with completion of the transaction resulting in the Liquidity Event, such unexercised Options will terminate and expire upon the completion of the transaction resulting in the Liquidity Event.
(c)provide for the continuation of all outstanding Options or Unvested Option Shares by the Corporation (if the Corporation is the surviving or acquiring corporation);
(d)arrange for the assumption of the Plan and all outstanding Options or Unvested Option Shares by the surviving or acquiring corporation or its parent;
(e)arrange for the substitution or replacement by the surviving or acquiring corporation or its parent of options or share awards with substantially the same terms for all outstanding Options or Unvested Option Shares, as applicable;
(f)cancel all outstanding unvested Options and all Options that are out of the money (as determined by the Plan Administrator) without payment of any consideration;
(g)cancel all outstanding vested Options without payment of any consideration; if any of such Options are not exercised contemporaneously with completion of the transaction resulting in the Liquidity Event, such unexercised Options will terminate and expire upon the completion of the transaction resulting in the Liquidity Event; or
(h)provide in any agreement with respect to any such Liquidity Event that the surviving, new or acquiring corporation shall grant options to the Optionee to acquire shares in such corporation or its parent with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such Liquidity Event over the exercise price therefor shall not be greater than the excess of the value of the Common Shares over the Exercise Price of the Options immediately prior to the consummation of such Liquidity Event.
The application of Sections 4.9(c) through 4.9(h) shall be subject to any written agreement between the Optionee and the Corporation that is approved by the Board.

4.10Option Agreement
Each Optionee must, at the time of exercise of an Option, sign and deliver an Option Agreement and, if directed by the Plan Administrator, a counterparty signature page to an ESOP Trust Agreement. Each Optionee acknowledges that the Option Agreement and ESOP Trust Agreement restricts transfers of the Option Shares. The Option Shares and share certificates representing the Option Shares acquired upon the exercise of Options shall, at the discretion of the Plan Administrator, be held in escrow by the Escrow Agent in accordance with the terms of the Option Agreement and/or deposited with an ESOP Trustee pursuant to the terms of an ESOP Trust Agreement. It being understood however, that the Plan Administrator shall have the authority to require the Escrow Agent to deposit any Option Shares held in escrow by them with an ESOP Trustee or vice versa.
4.11Conditions of Exercise
(a)Each Optionee shall, when requested by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options which the Corporation deems necessary or desirable and which shall include, without limitation, (i) the Notice of Grant, (ii) the Exercise Notice, and (iii) the Option Agreement. Optionees that exercise Unvested Option Shares in connection with a Restricted Share Exercise must also sign and deliver a Restricted Stock Purchase Agreement.
(b)The exercise of any Option shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any legal requirement or the requirements of any Exchange or other regulatory authority as a condition of, or in connection with, such exercise or the issue of Option Shares as a result thereof, then in any such event such exercise shall not be effective unless such compliance shall have been effected on conditions satisfactory to the Corporation.
(c)The issuance of Option Shares upon the exercise of any Option shall be conditional upon the Participant becoming a party to any existing shareholders’ agreement, exchange rights agreements, ESOP Trust Agreement and/or any other agreement as may be required by the Plan Administrator, in its sole discretion.
4.12Incentive Stock Options
The following provisions will apply, in addition to the other provisions of this Plan which are not inconsistent therewith, to Options that are specifically intended (as evidenced in the relevant Option Agreement) to qualify as incentive stock options (for the purposes of this Section 4.12, “ISOs”) under Section 422 of the United States Internal Revenue Code, I.R.C. (for the purposes of this Section 4.12, the “Code”):
(a)the maximum number of shares subject to ISOs that may be granted is equal to the maximum number of shares issuable under the Plan;

(b)Options may be granted as ISOs only to individuals who are employees of the Corporation or any present or future “subsidiary corporation” or “parent corporation” as those terms are defined in Section 424 of the Code (for the purposes of this Section 4.12, collectively, “Related Corporations”) and Options shall not be granted to non- employee Directors or independent contractors;
(c)for purposes of Section 4.6, “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code;
(d)if an Optionee ceases to be employed by the Corporation and/or all Related Corporations other than by reason of death or Disability, Options will be eligible for treatment as ISOs only if exercised no later than three (3) months following such termination of employment;
(e)the Exercise Price of an ISO shall not be less than the Fair Market Value per Common Share and the Exercise Price in respect of Options granted as ISOs to employees who own more than 10% of the combined voting power of all classes of shares in the capital of the Corporation or a Related Corporation (for the purposes of this Section 4.12, a “10% Stockholder”) will be not less than 110% of the Fair Market Value per Common Share on the Date of Grant and the term of any ISO granted to a 10% Stockholder will not exceed five years measured from the Date of Grant;
(f)Options held by an Optionee will be eligible for treatment as ISOs only if the aggregate Fair Market Value (determined at the Date of Grant) of the Common Shares with respect to which such Options and all other options intended to qualify as “incentive stock options” under Section 422 of the Code held by such individual and granted under the Plan or any other plan of a Related Corporation and which are exercisable for the first time by such individual during any one calendar year does not exceed US$100,000. For purposes of this Section 4.12(f), ISOs will be taken into account in the order in which they were granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder;
(g)by accepting an Option granted as an ISO under the Plan, each Optionee agrees to notify the Corporation in writing immediately after such Optionee makes a “Disqualifying Disposition” of any share acquired pursuant to the exercise of such ISO; for this purpose, a Disqualifying Disposition is any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised;
(h)no modification of an outstanding Option that would provide an additional benefit to an Optionee, including to a reduction of the Exercise Price or extension of the exercise period, shall be made without consideration and disclosure of the likely

United States federal income tax consequences to the Participants affected thereby; and
(i)ISOs will be neither transferable nor assignable by the Optionee other than by will or the laws of descent and distribution and may be exercised, during the Optionee’s lifetime, only by such Optionee.
4.13Section 409A.
With respect to any Options granted to U.S. taxpayers:
(a)participants shall be limited to employees or contractors providing services to the Corporation or to an affiliate which is an “eligible issuer”, as defined in final Treas. Reg. 1.409A-1(b)(iii) (this includes corporate subsidiaries in which the Corporation has a controlling interest);
(b)no extension of an Option Term shall extend beyond the latest date that the right could have expired by its original terms. However, an extension to no more than 30 days following a blackout to comply with applicable law is not an extension for purposes of this provision; and
(c)any replacement options issued under the Plan shall comply with U.S. Treas. Reg. 1.424-1 as if the Option were an incentive stock option (ISO) so that the ratio of the exercise price to the fair market value of shares subject to the options immediately after the replacement may not be greater than the ratio of the exercise price to the fair market value of shares subject to the options immediately before the replacement.
ARTICLE 5
SHARE CAPITAL ADJUSTMENTS
5.1General
The existence of any Options or Unvested Option Shares does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder or any Unvested Option Shares.

5.2Reorganization of Corporation’s Capital and Other Events Affecting the Corporation
In the event that any dividend (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split- up, spin-off, repurchase, subdivision, combination, reclassification, exchange of Common Shares or other securities of the Corporation or other change in the capital structure of the Corporation affecting Common Shares occurs, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number, type and class of shares reserved for issuance under this Plan and (b) the Exercise Prices, number, type and class of shares subject to outstanding Options or covered by Unvested Option Shares will (to the extent appropriate) be proportionately and equitably adjusted by the Plan Administrator, subject to any required action by the Board or the shareholders of the Corporation and compliance with applicable securities laws, including, if applicable, Section 25102(o) of the California Corporations Code to the extent the Corporation is relying upon the exemption afforded thereby with respect to the Options or Unvested Option Shares. Notwithstanding the foregoing, with respect to Options granted prior to the Series D Restatement Date, the type and class of shares that are subject to such Options may not be adjusted to the extent such adjustment would have an adverse effect with respect to such Options, unless the applicable Optionee provides written consent.
5.3Immediate Exercise of Options
Where the Plan Administrator determines, in its discretion, that the steps provided in Sections 5.2 would not preserve proportionately the rights and obligations of the Optionees in the circumstances or otherwise determines, in its discretion, that it is appropriate, the Plan Administrator, in its discretion, may accelerate the vesting of any outstanding Options or Unvested Option Shares.
5.4Issue by Corporation of Additional Shares
Except as expressly provided in this Article 5, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (a) the number of Common Shares that may be acquired on the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.
5.5Fractions
No fractional Common Shares will be issued on the exercise of an Option. Accordingly, if, as a result of any adjustment under Sections 5.2, an Optionee would become entitled to a fractional Common Share, the Optionee has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.

5.6Conditions of Exercise
The Plan and each Option are subject to the requirement that if at any time the Plan Administrator determines, in its discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange or of the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Plan Administrator, in its discretion. The Optionees shall, to the extent applicable, cooperate with the Corporation in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Corporation or any of its officers or directors as a result of any failure by the Corporation to obtain or to take any steps to obtain any such listing, registration, qualification, consent or approval.
ARTICLE 6
MISCELLANEOUS PROVISIONS
6.1Legal Requirement
The Corporation is not obligated to grant any Options, issue any Common Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its discretion, such action would constitute a violation by an Optionee or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency.
6.2Optionee’s Entitlement
Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any change in the relationship between, or ownership of, the Corporation and a Related Entity. For greater certainty, all Options remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, a Related Entity ceases to be a Related Entity.
6.3Withholding Taxes
Notwithstanding any other provision of this Plan, in connection with the exercise of an Option by an Optionee from time to time, as a condition to such exercise (i) the Corporation shall require such Optionee to pay to the Corporation an amount as necessary so as to ensure that the Corporation is in compliance with the applicable provisions of any federal, provincial or local law relating to the withholding of tax or other required deductions (the “Applicable Withholdings and Deductions”) relating to the exercise of such Options; or (ii) in the event an Optionee does not pay the amount specified in (i) the Corporation shall be permitted to engage a broker or other agent, at the risk and expense of the Optionee, to sell an amount of underlying

Common Shares issuable on the exercise of such Option and to apply the cash received on the sale of such underlying Common Shares as necessary so as to ensure that the Corporation is in compliance with the Applicable Withholdings and Deductions relating to the exercise of such Options. In addition, the Corporation shall be entitled to withhold from any amount payable to an Optionee, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Corporation is in compliance with Applicable Withholdings and Deductions relating to the exercise of such Options or enter into any other suitable arrangements for the receipt of such amount.
Notwithstanding the first paragraph of this Section 6.3, where the Plan Administrator has granted the Optionee the right to cause the Corporation to accept the surrender of the vested Options held by the Optionee in consideration for a cash payment under section 4.5(c) and the Optionee directs the Corporation in writing that such cash payment be made directly to the Optionee’s registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Income Tax Act (Canada) apply, the Corporation may transfer the cash payment to the Optionee’s registered retirement savings plan without making the Applicable Withholdings and Deductions relating to the surrender of the vested Options.
6.4Rights of Participant/Optionee
No Participant has any claim or right to be granted an Option (including an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving an Optionee a right to remain in the employ of the Corporation or a Related Entity. No Optionee has any rights as a shareholder of the Corporation in respect of Common Shares issuable on the exercise of rights to acquire Common Shares under any Option until the allotment and issuance to the Optionee of certificates representing such Common Shares.
6.5Term of Plan and Termination
Subject to Section 6.11 of this Plan, this Plan will become effective as of the Series D Restatement Date. Subject to any shareholders agreement of the Corporation, the Board may terminate this Plan at any time without shareholder approval. Notwithstanding the foregoing, subject to the discretion of the Plan Administrator, the termination of this Plan shall have no effect on outstanding Options or Unvested Option Shares, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of this Plan. Unless sooner terminated, this Plan will continue in effect for a term of 10 years from the later of (a) the earlier of the Series D Restatement Date or the date of shareholder approval of the Plan, or (b) the earlier of the most recent Board or shareholder approval of an increase in the number of Company Shares reserved for issuance under the Plan.
6.6Indemnification
Every Director will at all times be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses whatsoever, including any income tax liability arising from any such indemnification, that such Director may sustain or incur by reason of any action, suit or proceeding, taken or threatened against the Director, otherwise than by the Corporation, for or in respect of any act done or omitted by the Director in respect of this Plan, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.
6.7Participation in this Plan
The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation to ensure the continued employment or service of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Common Shares. The Corporation does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.
6.8Amendments
Subject to any shareholders agreement of the Corporation, the Board may,
(a)without notice, at any time or from time to time, amend this Plan or any provisions hereof in such respects as it, in its sole discretion, determines appropriate; provided that no such amendment shall have any adverse effect with respect to any Options or Unvested Option Shares outstanding as at the date of such amendment without the prior consent of the applicable Optionee(s); and
(b)subject to any required regulatory approval, at its discretion from time to time retrospectively amend the Plan and, in the event of an amendment that is adverse to the interests of the affected Optionee, with the consent of the affected Optionee, retrospectively amend the terms and conditions of any Options which have been theretofore granted or any Unvested Option Shares issued upon the Restricted Share Exercise of such Options.
6.9Corporate Action
Nothing contained in this Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Option or Unvested Option Shares, including, with respect to an Option previously granted or any Unvested Option Shares issued upon the Restricted Share Exercise of such Options, any adjustments to the Exercise Price, Exercise Period or number of Option Shares, provided that any such adjustment is required by any securities exchange or applicable securities laws.

6.10Notices
All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, email with receipt, addressed as follows:

Sonder Holdings Inc.
101 15th Street
San Francisco, CA
94103

Attention:	Francis Davidson

E-mail:	davidson@sonder.com
Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.
6.11Shareholder Approval.
This Plan will be subject to approval by the shareholders of the Company within 12 months after the Series D Restatement Date. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws.

SCHEDULE A
FORM OF NOTICE OF GRANT PERSONAL & CONFIDENTIAL
[insert Date of Grant, this date must on the date the grant is approved by the Board]
Re:    Grant of Options
Dear ●:
This letter is to inform you that Sonder Holdings Inc. (the “Corporation”) is granting you an option to purchase [insert number] shares of common stock of the Corporation (“Common Shares”) at a price of $[price] per share.
Your option will vest as follows, subject to your continued service as a Participant (as defined in the Stock Option Plan) through the applicable vesting date:

Percentage or Fraction of the Total Number of Option Shares that may be Purchased	Vesting Date

[1/4]	[insert date that is one year from the Vesting Commencement Date]

[1/48]
On the last day of each month for a period of [36] months, beginning on [insert the day that is the last day of the month after the month in which occurs the day that is one year from the Vesting Commencement Date].

Your option expires on [insert day that is the 10-year anniversary of the Date of Grant].
Your option, when vested as set out above, may be exercised by you in whole or in part at any time prior to its expiry by delivery of an (i) an executed Subscription Form and Undertaking (see Schedule B-1 and B-2 (for non-ISO holders only) of the Stock Option Plan) to the Corporation’s principal office to the Chief Executive Officer specifying the number of shares to be purchased, (ii) an executed Option Agreement (see the form attached as Schedule 2 to this letter), and (iii) a counterparty signature page to an ESOP Trust Agreement (should such ESOP Trust be constituted), accompanied by a cash payment, money order, bank draft, certified cheque or executed Notice of Net Exercise representing payment in full of the exercise price for the purchase of the Common Shares.
The Corporation has the right to amend, in the future, the stock option plan (the “Stock Option Plan”) attached hereto. You understand and acknowledge that, when the Corporation amends the Stock Option Plan, your option will become subject to the terms and conditions of the Stock

Option Plan, as amended and restated from time to time, provided that the number of underlying shares, exercise price, vesting schedule and expiry date of your option will not be affected, except as otherwise provided in the Stock Option Plan.
In order to make this grant of option effective you must sign and deliver a copy of this letter to the Corporation and in doing so, you acknowledge and agree to the following:
1.All capitalized terms in the following paragraphs 2 to [10 or 11 or 12] have the meanings set forth in the Stock Option Plan.
2.You have received and agree to the terms of the Stock Option Plan.
3.Subject to Sections 4.9 and 5.3 of the Stock Option Plan and unless otherwise determined by the Plan Administrator, in its discretion, at the time of granting an Option and as set forth herein, each Option is exercisable in the instalments set forth in Section 4.4 of the Stock Option Plan.
4.In no event is the Option granted hereunder exercisable after the expiration of the relevant Exercise Period.
5.No fractional Common Shares will be issued on the exercise of the Option granted hereunder. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option granted hereunder pursuant to the Stock Option Plan, you would be entitled to receive a fractional Common Share, you have the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.
6.Nothing in the Stock Option Plan or in this Letter will affect the Corporation’s right, or that of a Related Entity, to terminate the employment of, term of office of, or consulting agreement or arrangement with you at any time for any reason whatsoever. Upon such termination, your rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Stock Option Plan, and in particular in Sections 4.6 and 4.7 of the Stock Option Plan.
7.Each notice relating to the Option, including the exercise thereof, shall be in writing. All notices to the Corporation shall be delivered personally or by prepaid registered mail and shall be addressed to the Chief Executive Officer of the Corporation. All notices to you shall be addressed to your principal address or email address on file with the Corporation. Either the Corporation or you may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing and if sent by email upon receipt of a receipt of delivery. Any notice given by either you or the Corporation is not binding on the recipient thereof until received.

8.When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding. The Corporation may postpone the issuance of Common Shares until it receives satisfactory proof that the issuance of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state law or provincial law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. You understand that the Corporation is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.
9.Subject to Section 4.6 of the Stock Option Plan, the Option granted pursuant to this notice may only be exercised by you personally and, subject to Section 3.6 of the Stock Option Plan, no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option granted hereunder terminates and is of no further force or effect. Complete details of this restriction are set out in the Stock Option Plan.
10.You hereby acknowledge that the Corporation may, as a condition to the exercise of the Options, require the shares to be held in escrow by the Escrow Agent in accordance with the terms of the Option Agreement and/or deposited with an ESOP Trustee pursuant to the terms of an ESOP Trust Agreement in a form acceptable to the Plan Administrator relating to the Common Shares so issued.
11.You further agree that:
a.any rule, regulation or determination, including the interpretation by the Plan Administrator, in its discretion, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and yourself;
b.the grant of the Option does not affect in any way the right of the Corporation or any Related Entity to terminate your employment, term of office or consulting service; and
c.The Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.
12.[NOTE: For U.S. taxpayers, include the following sentence UNLESS the options are intended to be ISOs: The Options granted pursuant to this Letter are non-qualified share options and are not intended to be incentive stock options under Section 422 of the Internal Revenue Code.]
13.[NOTE: For U.S. taxpayers, include the following sentence IF the options are intended to be ISOs: The Options granted hereby is intended to be an ISO and the Optionee acknowledges and agrees that Section 4.12 of the Stock Option Plan is applicable to the Option and the Optionee.]
Please return the signed copy of this letter to the Corporation, to the attention of the Chief Executive Officer. By signing and delivering a copy of this letter, you are agreeing to be bound by the terms of this Letter and the Stock Option Plan.

Yours truly,

SONDER HOLDINGS INC.

By:
Name:

Title:

Accepted and agreed:

[insert name of Optionee]

Date:
4

SCHEDULE B-1
SONDER HOLDINGS INC. (THE “CORPORATION”)
SUBSCRIPTION FORM AND UNDERTAKING
Date _________________________
Attention of the Chief Executive Officer, Mr., Mrs., Ms.________________________________
I, the undersigned,_______________________________________, hereby subscribe for_______________________(__) shares of common stock of the Corporation (the “Common Shares”) out of the________________________________(___________) Options to purchase Common Shares granted to the undersigned pursuant to the notice of grant dated ______________________________________________, and I enclose herewith my cash, money order, bank draft or certified cheque made payable to the order of the Corporation in the amount of ________________________________________ dollars (__________________) in payment of the said subscription.                        The undersigned declares himself/herself bound by each of the provisions of the Corporation’s current Option Agreement, which he/she undertakes to respect effective from the registration of the undersigned in the share register of the Corporation. The undersigned further acknowledges having received copy of said Option Agreement, having examined same thoroughly, having obtained, if needed, the services of legal counsel to provide interpretation of same, having clearly understood all of its provisions and conditions and undertakes to execute such Option Agreement.

Signature

Name

Address

Telephone

SCHEDULE B-2
SONDER HOLDINGS INC. (THE “CORPORATION”)
SUBSCRIPTION FORM AND UNDERTAKING
(NET EXERCISE NOTICE)
Attention of the Chief Executive Officer, Mr., Mrs., Ms. ________________________________
I, the undersigned,_____________________________________________, hereby subscribe for _____________________________________________________(________) shares of common stock of the Corporation (the “Common Shares”) out of the___________________(_______) Common Shares available for purchase by the undersigned pursuant to the notice of grant dated_________, by way of net exercise (“Net Exercise”). More particularly, I hareby agree to surrender all of my rights under the Option relating to the Common Shares described in element “X” below in consideration for the number of shares, rounded down to the nearest whole share, given by the formula: N = X*((A-B)/A), where:
“N” =  the number of vested Common Shares (rounded down to the nearest whole number) to be issued upon Net Exercise of the Option;
“X” =  the total number of Common Shares with respect to which I have elected to exercise the Option;
“A” =  the Fair Market Value of one (1) Common Share determined in accordance with the Stock Option Plan;
“B” =  the Exercise Price per Common Share (as stipulated in my Notice of Grant); and
All capitalized terms used but not defined herein have the meaning ascribed thereto in the Corporation’s Stock Option Plan.
The undersigned agrees to waive any right to receive all of the Common Shares of the Corporation underlying the Option. Following the net settlement of the Common Shares as provided above, the undersigned authorizes the Corporation to issue a lesser number of Common Shares issuable to me in respect of the Option by that number of whole Common Shares consistent with the methodology set forth above.
The undersigned acknowledges and agrees that the Option, to the extent Net Exercised, is a non- statutory option and subject to, federal, state, provincial, employment, and any other applicable tax withholding requirements. I further agree and acknowledge my sole responsibility for any tax withholding obligations arising from the exercise of this Option. I agree that the Corporation does not have a duty to design or administer the Stock Option Plan or its other compensation programs in a manner that minimizes my tax liabilities.
1

The undersigned declares himself/herself bound by each of the provisions of the Corporation’s current Option Agreement, which he/she undertakes to respect effective from the registration of the undersigned in the share register of the Corporation. The undersigned further acknowledges having received copy of said Option Agreement, having examined same thoroughly, having obtained, if needed, the services of legal counsel to provide interpretation of same, having clearly understood all of its provisions and conditions and undertakes to execute such Option Agreement.

Signature

Name

Address

Telephone
Social Security Number (if U.S. citizen):
2

EXHIBIT A
ILLUSTRATION OF NET EXERCISE
For illustrative purposes only, the following is an example of how the Net Exercise will be calculated. These numbers are for illustration only and are not meant to be indicative of any prices actually in effect.
The Optionee holds an option to purchase 100 Common Shares. The current Fair Market Value of a Common Share on the exercise date is $10/Common Share, and the Exercise Price per Common Share is $1/Common Share.
“X” = 100
“A” = $10
“B” = $1
N = 100*((10-1)/10) = 90 Common Shares
In this example, following the Net Exercise, Optionee will hold 90 Common Shares.

SCHEDULE C
FORM OF OPTION AGREEMENT
THE OPTION AGREEMENT between Sonder Holdings Inc. (the “Corporation”) and ______(the “Holder”), dated__(the “Effective Date”).
WHEREAS
(a)Holder owns shares of common stock (“Common Shares”) of the Corporation that he/she acquired as a result of the exercise of options to purchase such shares granted by the Corporation pursuant to the Stock Option Plan.
(b)It is a condition of Holder owning the Common Shares that Holder execute and deliver this Option Agreement.
(c)The terms and conditions of the Stock Option Plan, as is currently in effect and as may be amended and/or restated from time to time, are hereby incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Stock Option Plan. The Holder hereby acknowledges having been provided a current version of the Stock Option Plan.
NOW, THEREFORE, THIS AGREEMENT WITNESSETH:
1.Definitions
1.1The following terms when used herein shall have the meaning hereinafter ascribed:
1.1.1“Electing Holders” has the meaning ascribed thereto in the Voting Agreement;
1.1.2“Escrow Agent” means the Chief Executive Officer of the Corporation as that position is filled from time to time or such other person (including any officer of the Corporation) as may be designated from time to time by the Plan Administrator and who agrees to act as Escrow Agent hereunder;
1.1.3“ESOP Trust” means a trust constituted pursuant to the terms of the ESOP Trust Agreement;
1.1.4“ESOP Trust Agreement” means an agreement in the a form acceptable to the Plan Administrator, creating an ESOP Trust pursuant to which the Common Shares issued to an Optionee after the exercise of their Options are deposited with an ESOP Trustee in whose name the Common Shares are registered, but pursuant to which the Participant retains beneficial ownership;

1.1.5“ESOP Trustee” trustee of an ESOP Trust.
1.1.6“Market Stand-Off” has the meaning set forth in Section 9.1.2;
1.1.7“SEC” means the United States Securities and Exchange Commission;
1.1.8“Section 409A” means Section 409A of the United States Internal Revenue Code of 1986, as amended;
1.1.9“Securities Act” means the United States Securities Act of 1933, as amended;
1.1.10“Separation from Service” has the meaning set forth in Section 9.2; 1.1.11 “Specified Employee” has the meaning set forth in Section 9.2;
1.1.12“Stock Option Plan” means the Stock Option Plan of the Corporation adopted on February 25, 2015, as amended and restated on February 24, 2016, March 14, 2017, March 9, 2018, September 26, 2018, May 5, 2019, November 15, 2019, and December 20, 2019, as further amended, from time to time in accordance with its terms.
1.1.13“Voting Agreement” means the Amended and Restated Voting Agreement of the Corporation dated May 21, 2019, as further amended, from time to time in accordance with its terms.
2.Transfer of shares restricted
2.1Until such time as the Corporation shall have completed an Initial Public Offering, Holder shall not sell, transfer, pledge, hypothecate, charge or otherwise alienate any or all of the Common Shares or any interest therein without the prior permission of the Board (whose permission may be subject to certain conditions determined by the Board, including a right of first refusal in favour of the Corporation). Notwithstanding the foregoing, the Holder may sell and transfer any or all of the Common Shares to such purchasers authorized by the Board pursuant to a structured liquidity plan which may be implemented by the Corporation from time to time. To ensure that that undertaking (and the ones contained at Sections 3 and 6 below) is met, the share certificates representing the Common Shares shall initially be held in escrow by the Escrow Agent, and in the event that an ESOP Trust is constituted, deposited with an ESOP Trustee in accordance with the terms of the applicable ESOP Trust Agreement. The Escrow Agent and/or ESOP Trustee (as applicable) is hereby irrevocably authorized and directed by Holder to comply, on Holder’s behalf and in Holder’s name and stead, with all of the Holder’s obligations (including compliance with Section 3 hereof) under this Option Agreement.

2.2Should the Corporation complete a Liquidity Event or Initial Public Offering, Holder will be free to sell, transfer, pledge, hypothecate, charge or otherwise alienate the Common Shares held at such time in accordance with the Liquidity Event or subsequent to the Initial Public Offering, subject to applicable securities regulatory requirements and any escrow or hold requirements of underwriters or selling agents of the Corporation’s Initial Public Offering.
3.Offer to purchase a majority of the Corporation’s Common Shares. In the event that an offer (an “Offer”) for a an event that would result in a Liquidity Event is made by any party (the “Offeror”) to and accepted by the Electing Holders (the “Accepting Shareholders”) or in the event that the Drag-Along provision set forth in the Voting Agreement is triggered in accordance with its terms; the Holder undertakes to and shall, upon written request of the Corporation or the Accepting Shareholders, sell to the proposed Offeror all of the Common Shares and/or otherwise comply with the terms of the agreements or arrangements of the Liquidity Event at the price per Common Share payable under the Offer, for such Common Share which price shall be paid in accordance with (including in the manner, form and time of closing) the terms of the Offer. This provision will apply mutatis mutandis to any future compulsory purchase or compulsory sale provisions contained in the Corporation’s then-current shareholders agreement.
4.Bankruptcy. In the event the Holder is declared bankrupt or becomes insolvent or is deprived of the legal ownership or possession of Holder’s assets, the Holder’s Common Shares shall not be transferred to a third party without the written consent of the Board. Prior to any such potential transfer, the Holder will be deemed to have sold, immediately before such event, all of the Common Shares to the Corporation or a person or persons designated by it, for the total sum of one dollar payable on demand.
5.Legend on share certificates. Subject to Section 9.1.4, Common Share certificates issued to Holder (and/or held hereunder by the Escrow Agent or ESOP Trustee (as applicable)) shall bear the following legend (or the French version of such legend):
“There are restrictions on the right to transfer the shares represented by this certificate. In addition, such shares are subject to an Option Agreement a copy of which is on file with the Secretary of the Corporation, as the same may be amended from time to time, and may not be hypothecated, pledged, sold or otherwise transferred except in accordance with the provisions thereof.”
6.Financing. In the event that any lender or investor of the Corporation requires that the Holder become a party to any shareholders agreement or other contract affecting the Corporation or the Common Shares, the Holder shall enter into such agreement upon such terms and conditions as may be agreed to by the Board. Holder hereby grants Escrow Agent an unconditional and irrevocable power of attorney and mandate (i) to sign on behalf and in the name and stead of the Holder any such shareholders agreement or other contract and all documents, instruments, articles and resolutions necessary to give effect to such shareholders agreement or other contract or the transactions therein contemplated, and (ii) to do or cause to occur all actions in furtherance of the foregoing.
7.Application. For greater certainty, the present Option Agreement applies to any and all Common Shares currently held by Holder and any and all Common Shares hereafter acquired by Holder, unless the parties to this Option Agreement agree otherwise in writing.
8.Escrow Agent
8.1The Holder represents and warrants that Holder is the beneficial owner of the Common Shares issued in Holder’s name.
8.2The Holder does hereby deliver to the Escrow Agent certificates in respect of the Common Shares, which Common Shares shall be held by the Escrow Agent under and pursuant to the terms and conditions hereof.
8.3The Escrow Agent acknowledges that in his quality as Escrow Agent, he has no real or beneficial ownership in any of the Common Shares, such real and beneficial ownership residing solely with the Holder and all dividends or other distributions in respect of the Common Shares shall enure in favour of the Holder.
8.4In the event that the Escrow Agent shall receive any shares of the Corporation issued by way of a share dividend or share split upon the Common Shares, he shall hold such shares pursuant to the terms of this Option Agreement.
8.5It shall be the duty of the Escrow Agent and he shall have the full power and authority and he is hereby fully and irrevocably empowered and authorized to (i) receive on behalf of the Holder all notices of shareholders meetings and all communications generally sent by the Corporation to its shareholders, (ii) represent the Holder and the Holder’s Common Shares transferred to the Escrow Agent as aforesaid, and to vote upon the said Common Shares, as in the judgement and discretion of the Escrow Agent may be in the best interests of the Corporation, at all meetings of shareholders of the Corporation for the election of directors and for all other matters in question which may be brought before such meetings, as fully as the Holder might do if personally present, and (iii) sign, with respect to Holder’s Common Shares and Holder’s status as a shareholder of the Corporation, all resolutions, instruments, consents, waivers, approvals, contracts and other documents on behalf of the Holder and in the Holder’s name as the Escrow Agent deems appropriate in his discretion, and (iv) execute, for and on behalf of the Holder, an ESOP Trust Agreement (or counterparty signature page thereto) and deposit the Holder’s Common Shares in accordance with the terms therein.

8.6The Escrow Agent shall possess and be entitled to exercise in his sole and absolute discretion all shareholders’ rights of every kind in respect of all Common Shares or other shares or securities deposited hereunder (save the right to receive cash dividends and other cash distributions) including the right to vote and to take part in or consent to any corporate or shareholders’ action as a holder of such shares or other securities. The Holder shall have no right to vote or take part in or consent to any corporate or shareholders’ action in respect of all or any such Shares or other securities, or in any way to bind or govern the decisions, actions or discretions of the Escrow Agent in respect of all of such shares or other securities.
8.7The rights, privileges, proxy, mandate and power of attorney herein given by the Holder to the Escrow Agent are irrevocable.
8.8The Escrow Agent may delegate his authority hereunder and may appoint a proxy or mandatary to attend meetings, sign documents or otherwise act for him and in the name of the Holder. The Escrow Agent may act as a director or officer of the Corporation and shall be entitled to receive remuneration therefrom. The Escrow Agent shall not be entitled to remuneration for acting in such capacity.
8.9By way of supplement to the provisions of law or regulation for the time being in effect relating to mandataries, it is agreed:
8.9.1That the Escrow Agent shall not incur any liability or responsibility by reason of any error of law or mistake or any matter or thing done or permitted to be done under or in relation to this Option Agreement except for his own individual gross negligence or intentional fault;
8.9.2That the Escrow Agent may, in relation to this Option Agreement, act on the opinion or advice of a lawyer, accountant, broker or other expert, and shall not be responsible for any loss occasioned by so acting, and shall incur no liability or responsibility for deciding in good faith not to act upon any such opinion or advice; and
8.9.3Any person appointed Escrow Agent under the provisions hereof shall be vested with all the responsibilities, duties and powers as though originally named herein. Any Escrow Agent may resign at any time by delivering a 3-day notice in writing to the Holder. Upon receipt of the resignation of the Escrow Agent, a new Escrow Agent shall be appointed by the Board.
8.10In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Escrow Agent shall receive the monies, securities, rights and property to which the Holder is entitled, and shall distribute the same to the Holder.

8.11In the event that the Corporation is amalgamated, merged or consolidated with any other closely held Corporation, or all or substantially all the assets of the Corporation are transferred to another closely held Corporation, then in connection with such transfer the term “Corporation” for all purposes of this Option Agreement shall be taken to include such successor closely held Corporation and the Escrow Agent shall receive and hold under this Option Agreement any shares which such successor Corporation issues on account of the ownership by the Holder of the Common Shares. The term “shares” as used in this Section shall be taken to include any shares of capital stock which may be received by the Escrow Agent resulting from such amalgamation, merger, consolidation or transfer. For the purposes hereof, “closely held” means a Corporation that has not made a Public Offering.
8.12The mandate of the Escrow Agent shall be suspended upon the depositing of the Holder’s Common Shares with the ESOP Trustee in accordance with the terms of the ESOP Trust Agreement.
9.Purchase for Purpose of Investment.
9.1For Holders who are resident of the United States:
9.1.1Securities Law Restrictions. Regardless of whether the offering and sale of Common Shares under the Stock Option Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Corporation at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions) if, in the judgment of the Corporation, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.
9.1.2Market Stand-Off. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation’s Initial Public Offering, Holder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other agreement for the purchase of, purchase any option or other agreement for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Shares acquired under this Option Agreement without the prior written consent of the Corporation. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be required by the Corporation; provided, however, that with respect to any particular underwritten public offering, such period shall not exceed 180 days.

In the event of any adjustment of, changes in or additions to the Common Shares, any new, substituted or additional interests or securities which are by reason of such adjustment, change or addition distributed with respect to any Common Shares subject to the Market Stand-Off, or into which such Common Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Common Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Corporation’s underwriters shall be beneficiaries of the agreement set forth in this Section 9.1.2. This Section 9.1.2 shall not apply to Common Shares that are registered in a public offering under the Securities Act.
9.1.3Investment Intent at Exercise. In the event that the sale of Common Shares under the Stock Option Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Holder shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.
9.1.4Legends. If the Corporation chooses to deliver certificates to evidence the Common Shares purchased under this Option Agreement by a Holder who is a United States resident in an unregistered transaction, all such certificates shall also bear the legend set forth in Section 5 as well as the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):
“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (A) REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, OR (B) IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO BILLPOINT, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.”
9.1.5Removal of Legends. If, in the opinion of the Corporation and its counsel, any legend placed on a share certificate representing Common Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Common Shares but without such legend.
9.1.6Administration. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Holder and all other persons.
9.2The Holder acknowledges and agrees that the Corporation makes no representation about the applicability of “Section 409A” to this Option Agreement and the Holder covenants and agrees that the Corporation shall have no liability to the Holder in the event that Section 409A applies to this Option Agreement. The Holder acknowledges and agrees that he is solely responsible for all U.S. tax obligations arising in relation to this Option Agreement.
In the event that any non-qualified deferred compensation (as determined under Section 409A) is payable upon the Holder’s Separation from Service under this Option Agreement, or any other plan in which the Holder participates, then notwithstanding anything else in the applicable agreement or plan, if the Holder is a Specified Employee, no amount shall be payable prior to the six months from the date that the Holder experiences a Separation from Service.
For the purposes of this Section 9.2, “Separation from Service” shall have the meaning given thereto under Section 409A and the regulations and authority thereunder; and “Specified Employee” shall have the meaning set forth in Section 409A and the regulations and authority thereunder and shall be determined in accordance with the Corporation’s regular process for the identification of “Specified Employees”.
10.Governing Law. This Option Agreement will be governed and interpreted in accordance with the laws of the province of Québec and the laws of Canada applicable therein.
11.Severability. Each provision of this Option Agreement constitutes a distinct covenant, such that any decision of a court or tribunal to the effect that any of the provisions of this Option Agreement is null or unenforceable shall in no way affect the validity or enforceability of the other provisions hereof.
12.Language. This Option Agreement and the schedules thereto as well as the notices and other communications to be given or made pursuant hereto have been or will be in the English language at the express request of Holder. La présente convention, les annexes aux présentes et tous avis, et autres communications donnés ou faits en vertu de cette convention, ont été rédigés en anglais à la demande expresse du détenteur d’actions.
[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement and dated same as of the Effective Date.

SONDER HOLDINGS INC.

By:

(Officer)	Holder Name:

Escrow Agent Name:

SCHEDULE D
NOTICE OF SURRENDER OF VESTED OPTIONS
TO:    SONDER HOLDINGS INC. (the “Corporation”)
and the Board of Directors
WHEREAS the undersigned holds__________vested options (the “Vested Options”) pursuant to the Stock Option Plan of the Corporation, as amended from time to time, entitling the undersigned to purchase Common Shares of the Corporation; and
WHEREAS the Corporation has agreed to allow the undersigned to surrender the Vested Options.
NOW, THEREFORE, the undersigned hereby elects to surrender the Vested Options and requests that the Corporation terminate the Vested Options in exchange for a cash payment to the undersigned equal to the excess of the Fair Market Value of the Common Shares underlying those Vested Options, as determined by the board of directors of the Corporation, based on advice received from the Corporation’s auditors or professional valuators, as of the date of surrender of the Vested Options, over the exercise price of the Vested Options less Applicable Withholdings and Deductions.

DATED	, 20